UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

March 8, 2007

Date of Report (date of earliest event reported):

PPT VISION, INC.

(Exact name of Registrant as specified in its charter)

Minnesota	0-11518	41-1413345
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

12988 Valley View Road Eden Prairie, Minnesota

55344
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (952) 996-9500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement

On March 8, 2007, the shareholders of PPT Vision, Inc. approved the PPT Vision, Inc. 2007 Stock Incentive Plan.

3.02  Unregistered Sale Of Equity Securities

As previously reported, on February 26, 2007, the Company agreed to issue $1,000,000 of securities in a private placement to Company’s current largest shareholder and a director, Mr. Peter R. Peterson, who is purchasing the securities through the P. R. Peterson Keogh Plan.  The Company agreed to issue 2,857,143 shares of its common stock at a price of $0.35 per share, together with seven-year warrants to purchase an additional 1,000,000 shares at a price of $0.50 per share.  At the PPT VISION 2007 Annual Meeting, shareholders approved an increase in the shares of authorized common stock from 5,000,000 to 10,000,000 and the shares were issued to the P. R. Peterson Keogh Plan effective March 9, 2007.

Item 5.03  Amendments To Articles Of Incorporation Or Bylaws; Change In Fiscal Year.

On March 8, 2007, at the PPT Vision, Inc. 2007 Annual Meeting, Shareholders approved an increase in the shares of authorized common stock from 5,000,000 to 10,000,000.  The amendment was filed with the Minnesota Secretary of State and became effective on March 9, 2007.

Item 9.01  Financial Statements And Exhibits

The following are filed as Exhibits to this Report:

Exhibit No.	Description of Exhibit
3.1	Articles of Amendment to Articles of Incorporation of PPT Vision, Inc. effective March 9, 2007.
10.1	PPT VISION, Inc. 2007 Stock Incentive Plan incorporated by reference from the Definition Proxy Statement dated February 1, 2007, for the PPT Vision, Inc. 2007 Annual Meeting of Shareholders.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

PPT VISION, INC.
By	/s/ Joseph C. Christenson
Joseph C. Christenson, President , Chief
Dated: March 14, 2007	Executive Officer and Chief Financial Officer